SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 20, 2005

Health Enhancement Products, Inc.

(Exact Name Of Registrant As Specified In Its Charter)

Nevada

(State or Other Jurisdiction of Incorporation)

000-30415                                                                   87-0699977

(Commission File Number)                                  (I.R.S. Employer Identification No.)

7740 East Evans Rd., Suite A100, Scottsdale, AZ               85260

           (Address of Principal Executive Offices)                 (Zip Code)

(480) 385-3800

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Item 3.02.

Unregistered Sales of Equity Securities

On June 20, 2005, The Company sold 2 million shares of its common stock, .001 par value (“common stock”), and a warrant to purchase 2.5 million shares of common stock (“warrant”), for an aggregate purchase price of $200,000.  The  warrant is immediately exercisable, has an exercise price of $.10 per share and a term of three years.  In connection with the raising of this $200,000, the Company has issued, as a finder’s  fee, a warrant to purchase 1,000,000 shares of common stock, at a price of $.10 per share, for a term of one year.

The Company believes that the foregoing transaction was exempt from the registration requirements under the Securities Act of 1933, as amended (“the Act”), based on the following facts: there was no general solicitation, there was a limited number of investors, each of whom was an “accredited investor” (within the meaning of Regulation D under the Securities Act of 1933, as amended) and was sophisticated about business and financial matters, each such investor had the opportunity to ask questions of our management and to review our filings with the Securities and Exchange Commission, and all shares issued were subject to restriction on transfer, so as to take reasonable steps to assure that the purchasers were not underwriters within the meaning of Section 2(11) under the Act.

Item 5.02.

Appointment of Principal Officer

On June 20, 2005, Michael S. Tempesta, PhD, was appointed President of the Company.   During the first ninety days, the Company expects that Mr. Tempesta will devote approximately half-time to the Company.  The Company anticipates that Mr. Tempesta will become the full-time President of the Company after the expiration of the initial ninety day period.  For the first ninety days of his employment, Mr. Tempesta will receive a salary of $12,500 per month and 20,000 shares of common stock per month.

The following is a brief summary of Dr. Tempesta’s recent business experience.  In 1990, Dr. Tempesta founded Shaman Pharmaceuticals, an ethno botanical drug discovery and development company, and was Chief Scientific Officer from March 1990 until December 1994.  In 1995, Dr. Tempesta founded NatProd Consulting Services, of which he is President.  NatProd provides consulting services to biotech and pharmaceutical companies.  From March 1995 until January 1997, Dr. Tempesta was Chief science Officer of Larex, Inc., a developer and manufacturer of natural additives in the cosmetic and nutritional areas.  Since 1996, Dr. Tempesta has been Independent General Partner for Technology Funding, a venture capital fund focused on biomedical and computer technology.  In  2001, Dr. Tempesta founded and became Managing Partner of Phenolics, LLC, a company that develops biologically active ingredients for the drug and consumer health care markets.   Since February 2005, Dr. Tempesta has served as Treasurer of the International Organization for Chemical Sciences in Development, a non profit organization focused on advancing science in developing countries.

On June 22, 2005, Janet L. Crance, CPA, was appointed principal accounting officer of the Company.   The Company expects that Ms. Crance will initially devote approximately one day per week to the Company.  Ms. Crance will be paid on a per diem basis at the rate of $500 per day.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 22, 2005	HEALTH ENHANCEMENT PRODUCTS, INC.

By /s/ Howard R. Baer
Howard R. Baer, CEO

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